Exhibit 16

Accountants and Business Advisors

February 21, 2006
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Novint Technologies, Inc.
File No. 000-51783
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Novint Technologies, Inc., dated February 21, 2006, and agree with the statements concerning our Firm contained therein.
Very truly yours,

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